UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2008

GALAXY NUTRITIONAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15345	25-1391475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5955 T.G. Lee Blvd, Suite 201
Orlando, Florida 32822
(Address of Principal Executive Offices) (Zip Code)
(407) 855-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5                      Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the agenda for a meeting of the Board on April 8, 2008, the Board of Directors of Galaxy Nutritional Foods, Inc. (the “Company”) discussed and approved the following executive compensation adjustments:  Michael E. Broll, the Company’s Chief Executive Officer was awarded a bonus of $60,000 for the Company’s fiscal year ended March 31, 2008 (FY 2008) and a 4% annual salary increase from $240,000 to $249,600 effective April 1, 2008.  Mr. Salvatore J. Furnari, Chief Financial Officer and Senior Vice President of Finance, was awarded a $20,000 bonus for FY 2008 and a 4% salary increase from $149,350 to $155,324 effective April 1, 2008 and Mr. John W. Jackson, Senior Vice President of Global Sales, was awarded a $12,000 bonus for FY 2008 and a 4% salary increase from $149,247 to $155,217 effective April 1, 2008.  Mr. David H. Lipka, the Chairman of the Board, was also awarded a bonus of $10,000 for FY 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2008	Galaxy Nutritional Foods, Inc.

By: /s/ Salvatore J. Furnari
Salvatore J. Furnari
Chief Financial Officer